Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of ALPHARMA INC., (formerly A.L. Pharma Inc.) on Form S-8 File No. 33-60495 of our report dated March 4, 1996, on our audits of the financial statements and financial statement schedule of ALPHARMA INC. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included on page F-2 in this Annual Report on Form 10-K.





                              COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
March 22, 1996